Exhibit (g)(32)

AMENDED & RESTATED

SCHEDULE I

TO THE CUSTODY AGREEMENT

This Amended and Restated Schedule I, as amended May 16, 2018 (“Schedule I”), to the Custody Agreement dated March 9, 2012 (the “Agreement”), is effective as of May 16, 2018, and supersedes any prior Schedule I to the Agreement.

Ivy Accumulative Fund

Ivy Apollo Multi-Asset Income Fund

Ivy Apollo Strategic Income Fund

Ivy Asset Strategy Fund1,2,3

Ivy Balanced Fund

Ivy California Municipal High Income Fund

Ivy Cash Management Fund

Ivy Core Equity Fund

Ivy Corporate Bond Fund

Ivy Crossover Credit Fund

Ivy Emerging Markets Equity Fund4

Ivy Energy Fund

Ivy European Opportunities Fund

Ivy Global Bond Fund

Ivy Global Equity Income Fund

Ivy Global Growth Fund

Ivy Global Income Allocation Fund

Ivy Government Money Market Fund

Ivy Government Securities Fund

Ivy High Income Fund

Ivy IG International Small Cap Fund

Ivy International Core Equity Fund

Ivy Large Cap Growth Fund

Ivy LaSalle Global Real Estate Fund

Ivy LaSalle Global Risk-Managed Real Estate Fund

Ivy Limited-Term Bond Fund

Ivy Managed International Opportunities Fund

Ivy Micro Cap Growth Fund

Ivy Mid Cap Growth Fund

Ivy Mid Cap Income Opportunities Fund

Ivy Municipal Bond Fund

Ivy Municipal High Income Fund

Ivy Natural Resources Fund

Ivy Pictet Emerging Markets Local Currency Debt Fund

Ivy Pictet Targeted Return Bond Fund

Ivy PineBridge High Yield Fund

Ivy ProShares Interest Rate Hedged High Yield Index Fund

Ivy ProShares MSCI ACWI Index Fund

Ivy ProShares Russell 2000 Dividend Growers Index Fund

Ivy ProShares S&P 500 Bond Index Fund

Ivy ProShares S&P 500 Dividend Aristocrats Index Fund

Ivy Pzena International Value Fund

Ivy Science and Technology Fund

[1]	Including the wholly-owned subsidiary IVY ASF, LLC
[2]	Including the wholly-owned subsidiary IVY ASF II, Ltd.
[3]	Including the wholly-owned subsidiary Ivy ASF III (SBP), LLC
[4]	Including the wholly-owned subsidiary IVY EME, Ltd.

Ivy Securian Core Bond Fund

Ivy Securian Real Estate Securities Fund

Ivy Small Cap Core Fund

Ivy Small Cap Growth Fund

Ivy Tax-Managed Equity Fund

Ivy Value Fund

Ivy Wilshire Global Allocation Fund